                                                                   Exhibit 99.31


                            MUTUAL GENERAL RELEASE

     This Mutual General Release (the "Release") is made this ____ day of March, 2001, by and between DraftWorldwide, Inc., a Delaware corporation ("Draft") and Stamps.com Inc., a Delaware corporation ("Stamps") (each, a "Party," and collectively, the "Parties").


                                   RECTIALS
                                   --------

          A. Draft has instituted a civil action against Stamps in the Circuit Court of Cook County, Illinois, County Department, Chancery Division, styled DraftWorldwide, Inc. v. Stamps.com, Inc., Case No. 00 CH 12381 (the "Court
-----------------------------------------
Case").

          B. As part of the Court Case, Stamps has counterclaimed against Draft.

          C. While neither Party admits any liability or wrongdoing and nothing herein shall be construed to indicate that either Party, or any employee, officer, or agent of either Party, has committed any wrongdoing, or is indebted to the other Party, the Parties desire to settle the Court Case and to release one another from further obligations with respect to the Court Case and all other matters.


                             TERMS AND CONDITIONS
                             --------------------

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties hereby agree as follows:

          1.   Release. Except as otherwise agreed herein, each Party and its
               -------
officers, directors, agents, insurers, representatives, employees, attorneys, assigns, subsidiaries, affiliates, parent companies, shareholders, predecessors and successors in interest, and the officers, directors, agents, representatives, employees, attorneys, assigns, subsidiaries, affiliates, parent companies, and successors in interest of any of their shareholders, and their heirs, legal representatives, assigns, predecessors, and successors in interest (collectively "the Releasing Parties"), hereby releases and forever discharges the other Party and its officers, directors, agents, insurers, representatives, employees, attorneys, assigns, subsidiaries, affiliates, parent companies, shareholders, predecessors and successors in interest, and the officers, directors, agents, representatives, employees, attorneys, assigns, subsidiaries, affiliates, parent companies, and successors in interest of any of their shareholders, and their heirs, legal representatives, assigns, predecessors and successors in interest (collectively "the Released Parties"), of and from any claim of any nature whatsoever, whether accrued or not accrued, and whether known or unknown, which the Releasing Parties now have, or ever had, or hereafter may have against any of the Released Parties including, without limitation, any and all claims, expenses, losses, damages, costs, demands or causes of action of any kind asserted in, arising out of or in any way related to the Court Case. Excepted and specifically excluded from the foregoing release is Stamps' payment obligation as set forth in Section 3 of this Release.

          2. Upon the signing of this Release, the Parties agree to dismiss the Court Case with prejudice, each Party to bear its own costs and attorneys' fees incurred with respect to the Court Case. The Parties further represent and warrant that there presently exists no filed claim or litigation by any party against any other party in any court, or other pending proceeding for arbitration, mediation or otherwise arising from or concerning the matters released by this Release.

          3. Contemporaneously with the signing of this Release, Stamps will deliver to Draft the sum of $******** by certified check.

          4. This Release shall be binding upon and inure to the benefit of the Parties and their respective predecessors, successors, transferees and assigns.


Stamps.com Inc.                           DraftWorldwide, Inc.


By: /s/ Bruce Coleman                     By: Yvonne J. Furth
   -------------------------                  --------------------------
Title: CEO                                Title: President / C.O.O
       ---------------------                     -----------------------
Date: 3-2-01                              Date: 3/7/01
     -----------------------                    ------------------------

----------
[*] Confidential information has been omitted and separately filed with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                 IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS
                     COUNTY DEPARTMENT, CHANCERY DIVISION

DRAFTWORLDWIDE, INC.,                   )
a Delaware corporation,                 )
                                        )
                       Plaintiff,       )
                                        )
vs.                                     )  No. 00 CH 12381
                                        )
STAMPS.COM, INC.,                       )
a Delaware corporation,                 )
                                        )
                       Defendant.       )

                  MOTION TO PRESENT STIPULATION OF DISMISSAL
                  ------------------------------------------

          DraftWorldwide, Inc., by its attorneys, Foley & Lardner, moves this Court to enter the joint dismissal attached to this Motion as Exhibit A.

                                        Respectfully submitted,

                                        DRAFTWORLDWIDE, INC.


                                        By:_________________________
                                           One of its Attorneys


Sheldon Karen
Marianne Holzhall
Mollie Pawlosky
FOLEY & LARDNER
330 North Wabash Avenue
Suite 3300
Chicago, Illinois 60611
(312) 755-1900
Firm # 17190

                 IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS
                     COUNTY DEPARTMENT, CHANCERY DIVISION

DRAFTWORLDWIDE, INC.,                   )
a Delaware corporation,                 )
                                        )
                       Plaintiff,       )
                                        )
vs.                                     )  No. 00 CH 12381
                                        )
STAMPS.COM, INC.,                       )
a Delaware corporation,                 )
                                        )
                       Defendant.       )

                        JOINT STIPULATION OF DISMISSAL
                        ------------------------------

          IT IS HEREBY agreed and stipulated by and between the parties to the above cause, acting though their respective attorneys, that this case be dismissed with prejudice, with all parties to bear their own respective attorneys fees and costs, all matters in controversy having been settled and compromised.


Dated: March _____, 2001

Respectfully submitted,                    Respectfully submitted,

DRAFTWORLDWIDE, INC.,                      STAMPS.COM, INC.


By:_______________________                 By: /s/ Cathy McNeilstein
   One of Its Attorneys                       --------------------------
                                              One of Its Attorneys

Mollie Pawlosky                            Cathy McNeil Stein
FOLEY & LARDNER                            MCDERMOTT, WILL & EMERY
One IBM Plaza                              227 West Monroe Street
330 North Wabash Avenue, Suite 3300        Chicago, Illinois 60606-5096
Chicago IL 60611-3608                      (312) 372-2000
(312) 755-1900                             Firm # 90539
Firm # 17190

                 IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS
                     COUNTY DEPARTMENT, CHANCERY DIVISION

DRAFTWORLDWIDE, INC.,                   )
a Delaware corporation,                 )
                                        )
                       Plaintiff,       )
                                        )
vs.                                     )  No. 00 CH 12381
                                        )
STAMPS.COM, INC.,                       )
a Delaware corporation,                 )
                                        )
                       Defendant.       )


                                     ORDER
                                     -----

          This Cause coming on for a hearing, both parties having stipulated that dismissal of the cause is appropriate, and the Court having been fully advised of the premises,

          IT IS HEREBY ORDERED that the above cause of action is hereby dismissed with prejudice, both parties to bear their own respective attorneys fees and costs.


                                             ________________________________
                                             Judge Richard Siebel

Mollie Pawlosky
FOLEY & LARDNER
One IBM Plaza
330 North Wabash Avenue, Suite 3300
Chicago, IL 60611-3608
(312) 755-1900
Firm # 17190

Cathy McNeil Stein
MCDERMOTT, WILL & EMERY
227 West Monroe Street
Chicago, Illinois 60606-5096
(312) 372-2000
Firm # 90539